Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2020
Company delivers solid performance amidst global pandemic

CHICAGO, February 3, 2021 - Littelfuse, Inc. (NASDAQ: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing, today reported financial results for the fourth quarter and full year ended December 26, 2020:

Fourth Quarter 2020 Results
•Net sales of $400.7 million were up 18% versus the prior year period, and up 16% organically, led by higher than expected demand across a number of automotive, electronics and industrial end markets
•Segment performance versus the prior year period:
◦Electronics sales grew 17% (up 16% organically)
◦Automotive sales grew 22% (up 18% organically)
◦Industrial sales grew 13% (up 5% organically)
•GAAP diluted EPS was $2.39; adjusted diluted EPS was $2.23, which benefited from a lower effective tax rate versus the forecasted rate equating to approximately $0.14 in EPS
•GAAP effective tax rate was 14.4% and the adjusted effective tax rate was 15.3%
•On January 28, the company completed the acquisition of Hartland Controls, a manufacturer and leading supplier of electrical components used primarily in HVAC and other industrial applications, with annualized sales of approximately $70 million

Full Year 2020 Results
•Net sales of $1.45 billion were down 4% in total and organically versus the prior year
•Segment performance versus the prior year:
◦Electronics sales decreased 2% in total and organically
◦Automotive sales decreased 8% (down 9% organically)
◦Industrial sales decreased 2% (down 5% organically)
•GAAP diluted EPS was $5.29; adjusted diluted EPS was $6.40
•GAAP effective tax rate was 19.4% and the adjusted effective tax rate was 18.3%
•Cash flow from operations was $258.0 million and free cash flow was $201.8 million, representing a 155% conversion from net income

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“We finished the year with our fourth quarter well ahead of expectations, with double-digit sales growth across all of our segments,” said Dave Heinzmann, Littelfuse President and Chief Executive Officer. “While 2020 was a challenging year, we continued to meet our customer commitments while advancing our strategic growth initiatives. Building on this momentum, we are seeing a strong start to 2021, which positions us for long-term growth and improved profitability.”

First Quarter of 2021*
For the first quarter, the company expects net sales in the range of $418 to $432 million, adjusted diluted EPS in the range of $1.76 to $1.92 and an adjusted effective tax rate of approximately 21%.

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call and Webcast Information
Littelfuse will host a conference call today, Wednesday, February 3, 2021, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast live and available for replay at Littelfuse.com.

Virtual Investor and Analyst Event
Littelfuse will host a virtual investor and analyst event on February 23, 2021, at 9:00 a.m. Central Time. Interested parties can register for the event here or via the registration link on the investor relations page of the company’s website, Littelfuse.com. Presentation materials will be posted, and archived webcast made available after the event.

About Littelfuse
Littelfuse (NASDAQ: LFUS) is a global manufacturer of leading technologies in circuit protection, power control and sensing. Serving over 100,000 end customers, our products are found in automotive and commercial vehicles, industrial applications, data and telecommunications, medical devices, consumer electronics, and appliances. Our 11,000 worldwide associates partner with customers to design, manufacture and deliver innovative, high-quality solutions, for a safer, greener and increasingly connected world - everywhere, every day. Learn more at Littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. These statements may involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 28, 2019. Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 28, 2019, under the caption "Risk Factors" in its Quarterly Report on Form 10-Q for the quarter ended September 26, 2020, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of organic net sales growth (decline), adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, consolidated total gross debt, consolidated EBITDA (as defined in the private placement senior notes), and ratio of consolidated total gross debt to consolidated EBITDA. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic net sales growth (decline), adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes that free cash flow is a useful measure of its ability to generate cash. The company believes that consolidated total gross debt, consolidated EBITDA, and ratio of consolidated total gross debt to consolidated EBITDA are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163
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LFUS-F

LITTELFUSE, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	December 26, 2020	December 28, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$687,525	$531,139
Short-term investments	54	44
Trade receivables, less allowances of $45,237 and $42,043, respectively	232,760	202,309
Inventories	258,002	237,507
Prepaid income taxes and income taxes receivable	3,029	4,831
Prepaid expenses and other current assets	35,939	28,564
Total current assets	1,217,309	1,004,394
Net property, plant, and equipment	344,178	344,617
Intangible assets, net of amortization	291,887	321,247
Goodwill	816,812	820,589
Investments	30,547	24,099
Deferred income taxes	11,224	8,069
Right of use assets, net	17,615	21,918
Other assets	18,021	14,965
Total assets	$2,747,593	$2,559,898

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$145,984	$117,320
Accrued liabilities	110,478	84,120
Accrued income taxes	19,186	14,122
Current portion of long-term debt	—	10,000
Total current liabilities	275,648	225,562
Long-term debt, less current portion	687,034	669,158
Deferred income taxes	50,134	49,763
Accrued post-retirement benefits	45,802	38,198
Non-current operating lease liabilities	12,950	17,166
Other long-term liabilities	67,252	64,037
Total equity	1,608,773	1,496,014
Total liabilities and equity	$2,747,593	$2,559,898

LITTELFUSE, INC.
CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands, except per share data)	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Net sales	$400,696	$338,523	$1,445,695	$1,503,873
Cost of sales	262,613	224,788	944,523	957,578
Gross profit	138,083	113,735	501,172	546,295

Selling, general, and administrative expenses	50,179	51,554	204,507	220,448
Research and development expenses	11,951	17,828	52,538	79,997
Amortization of intangibles	10,127	9,958	40,039	40,026
Restructuring, impairment, and other charges	812	2,078	41,716	13,033
Total operating expenses	73,069	81,418	338,800	353,504
Operating income	65,014	32,317	162,372	192,791

Interest expense	4,816	5,432	21,077	22,266
Foreign exchange (gain) loss	(5,275)	(412)	(14,875)	5,224
Other (income) expense, net	(3,440)	2,823	(5,083)	(583)
Income before income taxes	68,913	24,474	161,253	165,884
Income taxes	9,936	1,820	31,267	26,802
Net income	$58,977	$22,654	$129,986	$139,082

Income per share:
Basic	$2.41	$0.93	$5.33	$5.66
Diluted	$2.39	$0.92	$5.29	$5.60

Weighted-average shares and equivalent shares outstanding:
Basic	24,423	24,366	24,371	24,576
Diluted	24,726	24,598	24,592	24,818

Comprehensive income	75,058	28,439	145,652	130,183

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands)	December 26, 2020	December 28, 2019
	(Unaudited)
OPERATING ACTIVITIES
Net income	$129,986	$139,082
Adjustments to reconcile net income to net cash provided by operating activities, net:	123,685	121,898
Changes in operating assets and liabilities:
Trade receivables	(25,588)	28,497
Inventories	(12,425)	22,094
Accounts payable	28,820	(22,574)
Accrued liabilities	6,765	(54,242)
Prepaid expenses and other assets	6,788	10,573
Net cash provided by operating activities	258,031	245,328

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(775)
Purchases of property, plant, and equipment	(56,191)	(61,895)
All other cash provided by investing activities	4,758	6,213
Net cash used in investing activities	(51,433)	(56,457)

FINANCING ACTIVITIES
Net payments of credit facility and senior notes	(15,000)	(10,000)
Cash dividends paid	(46,839)	(44,689)
Purchases of common stock	(22,927)	(99,387)
All other cash provided by financing activities	16,958	7,800
Net cash used in financing activities	(67,808)	(146,276)

Effect of exchange rate changes on cash and cash equivalents	17,596	(1,189)
Increase in cash and cash equivalents	156,386	41,406
Cash and cash equivalents at beginning of year	531,139	489,733
Cash and cash equivalents at end of year	$687,525	$531,139

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Fourth Quarter			Year-to-Date
(in thousands)	2020	2019	% Growth /(Decline)	2020	2019	% Growth /(Decline)
Net sales
Electronics	$244,953	$208,881	17.3%	$937,762	$961,080	(2.4)%
Automotive	124,271	101,719	22.2%	395,764	428,533	(7.6)%
Industrial	31,472	27,923	12.7%	112,169	114,260	(1.8)%
Total net sales	$400,696	$338,523	18.4%	$1,445,695	$1,503,873	(3.9)%

Operating income (loss)
Electronics	$41,912	$18,361	128.3%	$152,695	$145,594	4.9%
Automotive	21,013	11,732	79.1%	41,655	46,719	(10.8)%
Industrial	3,587	6,249	(42.6)%	11,996	22,407	(46.5)%
Other(a)	(1,498)	(4,025)	N.M.	(43,974)	(21,929)	N.M.
Total operating income	65,014	32,317	101.2%	162,372	192,791	(15.8)%
Operating Margin	16.2%	9.5%		11.2%	12.8%

Interest expense	4,816	5,432		21,077	22,266
Foreign exchange (gain) loss	(5,275)	(412)		(14,875)	5,224
Other (income) expense, net	(3,440)	2,823		(5,083)	(583)
Income before income taxes	$68,913	$24,474	181.6%	$161,253	$165,884	(2.8)%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs and restructuring, impairment and other charges. (See Supplemental Financial Information for details.)

N.M. - Not meaningful

	Fourth Quarter			Year-to-Date
(in thousands)	2020	2019	% Growth /(Decline)	2020	2019	% Growth /(Decline)
Operating Margin
Electronics	17.1%	8.8%	8.3%	16.3%	15.1%	1.2%
Automotive	16.9%	11.5%	5.4%	10.5%	10.9%	(0.4)%
Industrial	11.4%	22.4%	(11.0)%	10.7%	19.6%	(8.9)%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts unaudited)

Non-GAAP EPS reconciliation
	Q4-20	Q4-19	YTD-20	YTD-19
GAAP diluted EPS	$2.39	$0.92	$5.29	$5.60
EPS impact of Non-GAAP adjustments (below)	(0.16)	0.25	1.11	1.22
Adjusted diluted EPS	$2.23	$1.17	$6.40	$6.82

Non-GAAP adjustments - (income)/expense
	Q4-20	Q4-19	YTD-20	YTD-19
Acquisition-related and integration costs (a)	$0.7	$2.0	$2.3	$8.9
Restructuring, impairment and other charges (d)	0.8	2.0	41.7	13.0
Non-GAAP adjustments to operating income	1.5	4.0	44.0	21.9
Other expense, net (b)	—	4.2	2.1	10.0
Non-operating foreign exchange (gain) loss	(5.3)	(0.4)	(14.9)	5.2
Non-GAAP adjustments to income before income taxes	(3.8)	7.8	31.2	37.1
Income taxes (c)	—	2.0	3.9	7.1
Non-GAAP adjustments to net income	$(3.8)	$5.8	$27.3	$30.0

Total EPS impact	$(0.16)	$0.25	$1.11	$1.22

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q4-20	Q4-19	YTD-20	YTD-19
Net sales	$400.7	$338.5	$1,445.7	$1,503.9

GAAP operating income	$65.0	$32.3	$162.4	$192.8
Add back non-GAAP adjustments	1.5	4.0	44.0	21.9
Adjusted operating income	$66.5	$36.3	$206.4	$214.7
Adjusted operating margin	16.6%	10.7%	14.3%	14.3%

Add back amortization	10.1	9.9	40.0	40.0
Add back depreciation	14.2	13.5	56.1	52.5
Adjusted EBITDA	$90.8	$59.7	$302.5	$307.2
Adjusted EBITDA margin	22.7%	17.6%	20.9%	20.4%

Net sales reconciliation	Q4-20 vs. Q4-19
	Electronics	Automotive	Industrial	Total
Net sales growth	17%	22%	13%	18%
Less:
Transfer a product line between segments	(1)%	—%	7%	—%
FX impact	2%	4%	1%	2%
Organic net sales growth	16%	18%	5%	16%

Net sales reconciliation	YTD-20 vs. YTD-19
	Electronics	Automotive	Industrial	Total
Net sales decline	(2)%	(8)%	(2)%	(4)%
Less:
Transfer a product line between segments	—%	—	3%	—%
FX impact	—%	1%	—%	—%
Organic net sales decline	(2)%	(9)%	(5)%	(4)%

Income tax reconciliation
	Q4-20	Q4-19	YTD-20	YTD-19
Income taxes	$9.9	$1.8	$31.3	$26.8
Effective rate	14.4%	7.4%	19.4%	16.2%
Non-GAAP adjustments - income taxes	—	2.0	3.9	7.1
Adjusted income taxes	$9.9	$3.8	$35.2	$33.9
Adjusted effective rate	15.3%	11.9%	18.3%	16.7%
Free cash flow reconciliation
	Q4-20	Q4-19	YTD-20	YTD-19
Net cash provided by operating activities	$93.7	$84.4	$258.0	$245.3
Less: Purchases of property, plant and equipment	(14.6)	(23.5)	(56.2)	(61.9)
Free cash flow	$79.1	$60.9	$201.8	$183.4

Consolidated Total Debt	As of December 26, 2020
Consolidated total gross debt	$691.1
Unamortized debt issuance costs	(4.1)
Consolidated Total Debt	$687.0

Consolidated EBITDA (as defined in the Private Placement Senior Notes) (1)	Twelve Months Ended December 26, 2020
Net Income	$130.0
Interest expense	21.1
Income taxes	31.3
Depreciation	56.1
Amortization	40.0
Non-cash reductions:
Stock-based compensation expense	18.1
Unrealized gain on investments	(4.7)
Impairment charges	36.1
Other	(21.0)
Consolidated EBITDA (as defined in the Private Placement Senior Notes) (1)	$307.0

Ratio of Consolidated total gross debt to Consolidated EBITDA (as defined in Private Placement Senior Notes)*	2.3x
* Our Private Placement Senior Notes, with maturities ranging from 2022 to 2030, contain a financial ratio covenant providing that if, as of the last day of each fiscal quarter, the ratio of Consolidated total gross debt at such time to Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Private Placement Senior Notes) is triggered

Note: Totals will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").

(b) 2020 year-to-date amount included a $1.8 million increase in coal mining reserves, a $0.2 million charge for an asset retirement obligation related to the disposal of a business in 2019, and $0.1 million of impairment charges on certain other investments. 2019 quarter-to-date amount included $4.2 million of impairment charges related to certain other investments. 2019 year-to-date primarily consisted of $7.3 million of impairment charges related to certain other investments and a $2.6 million loss on the disposal of a business.

(c) reflected the tax impact associated with the non-GAAP adjustments. The three and twelve months ended December 28, 2019 reflected a $3.3 million reversal for previously unrecognized tax benefits as the statute of limitations expired.

(d) for fiscal year ended December 26, 2020, the Company began presenting restructuring, impairment and other charges as a separate caption in the Consolidated Statements of Net Income. Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements.